	New Issue	Filed Pursuant to Rule 433 Registration No. 333−136666 October 17, 2006 STRUCTURED EQUITY PRODUCTS Indicative Terms

THE BEAR STEARNS COMPANIES INC. INVESTMENT HIGHLIGHTS
Reverse Convertible Note Securities
•      Four separate Note offerings; each linked to one of the listed common stocks (each, a “Reference Asset”) identified below. You may elect to participate in any or all of the Note offerings. Please note that two of the Notes have one-year terms to maturity, while the other two Notes have six-month maturities.
•      Each of the Notes pays an annualized fixed rate coupon; payments are made semi-annually in arrears. Each interest payment will equal one-half of the applicable Coupon Rate stated below times the principal amount of the Notes. In the case of the six-month Notes, there will be only one coupon payment.
•      Each of the Notes is a direct obligation of The Bear Stearns Companies Inc. (Rated A1 by Moody’s / A by S&P).
•      Issue price for each Note offering: 100% of principal amount ($1,000). However, investors who purchase an aggregate principal amount of at least $1,000,000 of any particular Note offering will be entitled to purchase each Note of that particular offering for: (i) in the case of the Notes maturing in one year, 99.00% of the principal amount; and (ii) in the case of the Notes maturing in six months, 99.5% of the principal amount.
•      Each of the Notes is not principal protected if: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the applicable Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset.
•      None of the Notes participates in the upside of the Reference Asset. Even if the Final Level of the Reference Asset exceeds the Initial Level of the Reference Asset, your return will not exceed the principal amount invested plus the coupon payments.

Reference Assets (for each of four separate Note offerings)	Symbol	Term to Maturity	Coupon Rate, per Annum	Contingent Protection Percentage	Initial Public Offering Price[1]
SanDisk Corporation, common stock, traded on the NASDAQ	SNDK	1-year	[16.75]%	75%	100%
Valero Energy Corporation, common stock, traded on the NYSE	VLO	1-year	[12.00]%	80%	100%
JetBlue Airways Corporation, common stock, traded on the NASDAQ	JBLU	6-months	[17.00]%	70%	100%
Dell Inc., common stock, traded on the NASDAQ	DELL	6-months	[12.00]%	80%	100%

___________________
1 Investors who purchase an aggregate principal amount of at least $1,000,000 of any particular Note offering will be entitled to purchase each Note of that particular offering for: (i) in the case of the Notes maturing in one year, 99.00% of the principal amount; and (ii) in the case of the Notes maturing in six months, 99.5% of the principal amount.

STRUCTURED PRODUCTS GROUP

BEAR, STEARNS & CO. INC. Structured Products Group (212) 272-6928
The issuer has filed a registration statement (including a prospectus) with the SEC for the four offerings to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

STRUCTURED PRODUCTS GROUP

GENERAL TERMS FOR THE NOTE OFFERINGS

This free writing prospectus relates to four separate offerings of Notes each linked to a different Reference Asset. The purchaser of a Note will acquire a security linked to a single Reference Asset (not to a basket of Reference Assets). You may participate in any one of the four Note offerings or, at your election, in more than one such offering. We reserve the right to withdraw, cancel or modify the offerings and to reject orders in whole or in part. Although each Note offering relates to only one of the securities identified below as Reference Assets, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any such Reference Asset or as to the suitability of an investment in any of the Notes. Defined terms not defined herein shall have the same meaning as in the Prospectus Supplement discussed below.

ISSUER:	The Bear Stearns Companies Inc.
ISSUER’S RATING:	A1 / A (Moody’s / S&P)
PRINCIPAL AMOUNT OF OFFERING:	To be disclosed in the final pricing supplement.
DENOMINATIONS:	$1,000 per Note and $1,000 multiples thereafter.
REFERENCE ASSETS:
(1) The common stock of SanDisk Corporation (“SanDisk”), traded on the Nasdaq Stock Market, Inc. (“NASDAQ”) under the symbol “SNDK.”
(2) The common stock of Valero Energy Corporation (“Valero”), traded on the New York Stock Exchange, Inc. (“NYSE”) under the symbol “VLO.”
(3) The common stock of JetBlue Airways Corporation (“JetBlue”), traded on the NASDAQ under the symbol “JBLU.”
(4) The common stock of Dell, Inc. (“Dell”), traded on the NASDAQ under the symbol “DELL.”

SELLING PERIOD ENDS:	October [●], 2006
PRICING DATE:	October [●], 2006
SETTLEMENT DATE:	October [●], 2006
CALCULATION DATE:
(1) For the Note linked to the common stock of SanDisk, October [●], 2007.
(2) For the Note linked to the common stock of Valero, October [●], 2007.
(3) For the Note linked to the common stock of JetBlue, April [●], 2007.
(4) For the Note linked to the common stock of Dell, April [●], 2007.

MATURITY DATE:	(1) For the Note linked to the common stock of SanDisk, October [●], 2007.
(2) For the Note linked to the common stock of Valero, October [●], 2007.
(3) For the Note linked to the common stock of JetBlue, April [●], 2007.
(4) For the Note linked to the common stock of Dell, April [●], 2007.
COUPON RATE (PER ANNUM):	See cover page for applicable coupon rates, calculated on the basis of a 360 day year of 12 equal 30-day months.
CONTINGENT PROTECTION PERCENTAGE: .	See cover page for applicable Contingent Protection Percentages
CONTINGENT PROTECTION LEVEL:	(Applicable Contingent Protection Percentage x applicable Initial Level).
AGENT’S DISCOUNT:	[●]% , to be disclosed in the final pricing supplement.
CASH SETTLEMENT VALUE:
We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Closing Price of the applicable Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the applicable Reference Asset is equal to or greater than the Initial Level of the applicable Reference Asset.
However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset. In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset. It is our intent to physically deliver the applicable Reference Asset when applicable, but we reserve the right to settle the Notes in cash.

INTEREST PAYMENT DATES:	(1) For the Notes linked to the common stock of SanDisk: April [●], 2007 and October [●], 2007.
(2) For the Notes linked to the common stock of Valero: April [●], 2007 and October [●], 2007.
(3) For the Notes linked to the common stock of JetBlue: April [●], 2007.
(4) For the Notes linked to the common stock of Dell: April [●], 2007.
INITIAL LEVEL:	For each Note offering, the Closing Price of the applicable Reference Asset on the Pricing Date.
FINAL LEVEL:	For each Note offering, the Closing Price of the applicable Reference Asset on the Calculation Date.
EXCHANGE RATIO:	Equals $1,000 divided by the applicable Initial Level (rounded down to the nearest whole number, with fractional shares to be paid in cash), to be disclosed in the final pricing supplement.
FRACTIONAL SHARE CASH AMOUNT:
An amount in cash per Note equal to the applicable Final Level multiplied by the difference between (x) $1,000 divided by the applicable Initial Level (rounded to the nearest three decimal places), and (y) the applicable Exchange Ratio.

CUSIP:	For the Notes linked to the common stock of SanDisk: 073902LB2
For the Notes linked to the common stock of Valero: 073902LC0
For the Notes linked to the common stock of JetBlue: 073902LD8
For the Notes linked to the common stock of Dell: 073902LE6
LISTING:	The Notes will not be listed on any U.S. securities exchange or quotation system.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this document together with the prospectus, dated August 16, 2006 (the “Prospectus”), as supplemented by the prospectus supplement, dated August 16, 2006 (the “Prospectus Supplement”). You should carefully consider, among other things, the matters set forth in “Risk Factors” and “Risk Factors - Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the Prospectus Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The Prospectus and Prospectus Supplement may be accessed on the SEC Web site at www.sec.gov as follows: http://www.sec.gov/Archives/edgar/data/777001/000104746906011011/a2172742z424b5.htm

SELECTED RISK CONSIDERATIONS

The following highlights some, but not all, of the risk considerations relevant to investing in the Notes. The following must be read in conjunction with the sections “Risk Factors” and “Risk Factors - Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset,” beginning on pages S-7 and S-14, respectively, in the Prospectus Supplement.

•
Suitability of Note for Investment — A person should reach a decision to invest in the Notes after carefully considering, with his or her advisors, the suitability of the Notes in light of his or her investment objectives and the information set out in the Prospectus Supplement. Neither the Issuer nor any dealer participating in the offerings makes any recommendation as to the suitability of the Notes for investment.

•
Not Principal Protected —The Notes are not principal protected. If both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset. In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset.

•
Return Limited to Coupon — Your return is limited to the principal amount you invested plus the coupon payments. You will not participate in any appreciation in the value of the applicable Reference Asset.

•
No Secondary Market — Because the Notes will not be listed on any securities exchange, a secondary trading market is not expected to develop, and, if such a market were to develop, it may not be liquid. Bear, Stearns & Co. Inc. intends under ordinary market conditions to indicate prices for each of the Notes on request. However, there can be no guarantee that bids for any of the outstanding Notes will be made in the future; nor can the prices of any such bids be predicted.

•
No Interest, Dividend or Other Payments — You will not receive any interest or dividend payments or other distributions on the stock comprising the applicable Reference Asset; nor will such payments be included in the calculation of the Cash Settlement Value you will receive at maturity.

•
Taxes — We intend to treat each Note as a put option written by you in respect of the applicable Reference Asset and a deposit with us of cash in an amount equal to the issue price of the Note to secure your potential obligation under the put option, and we intend to treat the deposit as a short-term obligation for U.S. federal income tax purposes. Pursuant to the terms of each of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

•
The Notes Are Subject to Equity Market Risks— The Notes involve exposure to price movements in the equity securities to which they are respectively linked. Equity securities price movements are difficult to predict, and equity securities may be subject to volatile increases or decreases in value.

•
Each of the Notes May be Affected by Certain Corporate Events and You Will Have Limited Antidilution Protection — Following certain corporate events relating to the underlying applicable Reference Asset (where the underlying company is not the surviving entity), you will receive at maturity, cash or a number of shares of the common stock of a successor corporation to the underlying company, based on the Closing Price of such successor’s common stock. The Calculation Agent for each of the Notes will adjust the amount payable at maturity by adjusting the Initial Level of the applicable Reference Asset, Contingent Protection Level, Contingent Protection Percentage and Exchange Ratio for certain events affecting the applicable Reference Asset, such as stock splits and stock dividends and certain other corporate events involving an underlying company. However, the Calculation Agent is not required to make an adjustment for every corporate event that can affect the applicable Reference Asset. If an event occurs that is perceived by the market to dilute the applicable Reference Asset but that does not require the Calculation Agent to adjust the amount of the applicable Reference Asset payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

INTEREST AND PAYMENT AT MATURITY

Interest. The interest rate for each of the Notes is designated on the cover of this free-writing prospectus. The interest paid will include interest accrued from the Original Issue Date to, but excluding, the relevant Interest Payment Date or Maturity Date. Interest will be paid to the person in whose name the Note is registered at the close of business on the Record Date before each Interest Payment Date. However, interest payable on the Maturity Date will be payable to the person to whom principal is payable. If the Interest Payment Date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the stated Maturity Date.

Payment at Maturity. We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Closing Price of the applicable Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the applicable Reference Asset is equal to or greater than the Initial Level of the applicable Reference Asset.

However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset.

In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset. It is our intent to physically deliver the applicable Reference Asset when applicable, but we reserve the right to settle the Notes in cash.

We will (i) provide written notice to the Trustee and to the Depositary, on or prior to the Business Day immediately prior to the Maturity Date of the amount of cash or number of shares of the applicable Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the applicable Reference Asset), as applicable, to be delivered, and (ii) deliver such cash or shares of the applicable Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the applicable Reference Asset), if applicable, to the Trustee for delivery to you. The Calculation Agent shall determine the Exchange Ratio.

REFERENCE ASSET INFORMATION

We urge you to read the section “Sponsors or Issuers and Reference Asset” on page S-25 in the Prospectus Supplement. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by each company issuing a Reference Asset can be located by reference to the SEC file number provided below.

The summary information below regarding the companies issuing the stocks comprising the applicable Reference Assets comes from each issuer’s SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuer of the applicable Reference Asset with the SEC. Investors are urged to refer to the SEC filings made by the applicable issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of the applicable issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any such issuer.

SanDisk Corporation (“SNDK”)

SanDisk Corporation (“SanDisk”) common stock, par value $0.001 per share, trades on the NASDAQ under the symbol “SNDK.” SanDisk designs, develops and markets flash storage devices used for a wide variety of consumer electronics products, such as digital cameras, mobile phones, Universal Serial Bus (USB), drives, gaming devices, MP3 players and other digital consumer devices.  SanDisk’s SEC file number is 000-26734.

Valero Energy Corporation (“VLO”)

Valero Energy Corporation (“VLO”) common stock, par value $0.01 per share, trades on the NYSE under the symbol “VLO.” Valero owns and operates refineries that produce refined products, such as gasoline, diesel fuel, distillates, jet fuel, asphalt, petrochemicals, lubricants and other refined products. Valero’s SEC file number is 001-13175.

JetBlue Airways Corporation (“JBLU”)

JetBlue Airways Corporation (“JetBlue”) common stock, par value $0.01 per share, trades on the NASDAQ under the symbol “JBLU.” JetBlue is a passenger airline currently serving destinations in the United States, Puerto Rico, the Dominican Republic and The Bahamas. JetBlue’s SEC file number is 000-49728.

Dell, Inc. (“DELL”)

Dell, Inc. (“Dell”) common stock, par value $0.01 per share, trades on the NASDAQ under the symbol “DELL.” Dell Inc., is a provider of products and services worldwide that enable customers to build their information technology and Internet infrastructures. Dell offers a broad range of product categories, including desktop computer systems, mobility products, software and peripherals, servers and networking products, enhanced services, and storage products. Dell’s SEC file number is 000-17017.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

ILLUSTRATIVE EXAMPLES & HISTORICAL TABLES

The following are illustrative examples demonstrating the hypothetical amounts payable at maturity based on the assumptions outlined below. These examples do not purport to be representative of every possible scenario concerning increases or decreases in the applicable Reference Asset or of the movements that are likely to occur with respect to the relevant Reference Asset. You should not construe these examples or the data included in the tables set forth below as an indication of the expected performance of any of the Notes. Some amounts are rounded and actual returns may be different.

SanDisk Corporation (“SNDK”)

Assumptions:
•
Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

•	Initial Level: $59.00
•	Contingent Protection Percentage: 75%
•	Contingent Protection Level: $44.25 ($59.00 x 75%)
•	Exchange Ratio: 16 ($1,000/$59.00)
•	Coupon: 16.75% per annum, paid semi-annually ($83.75 per semester) in arrears.
•
The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The 1-year total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or the incurrence of any brokerage fees or charges, would increase the total return on the Notes relative to the total return of the Reference Asset.

•	Maturity: One year
•	Dividend and dividend yield on the Reference Asset: No dividend distributed.

Example 1 - On the Calculation Date, the Final Level of $70.80 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Level was ever reached or breached, plus two interest payments of $83.75 each, for payments totaling $1,167.50. If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $1,200.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. You would have earned a 16.75% return with an investment in the Notes and a 20.00% return with a direct investment in the Reference Asset.

Example 2 - On the Calculation Date, the Final Level of $53.10 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Level. As discussed in example 1 above, an investor would receive total payments of $1,167.50, earning a 16.75% return over the term of the Notes. A direct investment in the Reference Asset during that same one-year time period would have generated a return of $900.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. You would have earned a 16.75% return with an investment in the Notes and incurred a loss of 10.00% with a direct investment in the Reference Asset.

Example 3 - On the Calculation Date, the Final Level of $35.40 is below the Initial Level and also is below the Contingent Protection Level. At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus the two interest payments of $83.75, which is 16 shares (worth $35.40 each) plus $33.59 (the Fractional Share Cash Amount) plus $167.50 (two interest payments of $83.75 each). The cash equivalent equals $767.49. If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $600.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 23.25%, while a direct investment in the Reference Asset would have resulted in a loss of 40.00%.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Level Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	1-Year Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	1-Year Total Return
59.00	76.70	$1,000.00	16.75%	16.75%	30.00%	0.00%	30.00%
59.00	73.75	$1,000.00	16.75%	16.75%	25.00%	0.00%	25.00%
59.00	70.80	$1,000.00	16.75%	16.75%	20.00%	0.00%	20.00%
59.00	67.85	$1,000.00	16.75%	16.75%	15.00%	0.00%	15.00%
59.00	64.90	$1,000.00	16.75%	16.75%	10.00%	0.00%	10.00%
59.00	61.95	$1,000.00	16.75%	16.75%	5.00%	0.00%	5.00%
59.00	59.00	$1,000.00	16.75%	16.75%	0.00%	0.00%	0.00%
59.00	56.05	$1,000.00	16.75%	16.75%	-5.00%	0.00%	-5.00%
59.00	53.10	$1,000.00	16.75%	16.75%	-10.00%	0.00%	-10.00%
59.00	50.15	$1,000.00	16.75%	16.75%	-15.00%	0.00%	-15.00%

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Does Equal or Fall Below the Contingent Protection Level Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	1-Year Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	1-Year Total Return
59.00	76.70	$1,000.00	16.75%	16.75%	30.00%	0.00%	30.00%
59.00	73.75	$1,000.00	16.75%	16.75%	25.00%	0.00%	25.00%
59.00	70.80	$1,000.00	16.75%	16.75%	20.00%	0.00%	20.00%
59.00	67.85	$1,000.00	16.75%	16.75%	15.00%	0.00%	15.00%
59.00	64.90	$1,000.00	16.75%	16.75%	10.00%	0.00%	10.00%
59.00	61.95	$1,000.00	16.75%	16.75%	5.00%	0.00%	5.00%
59.00	59.00	$1,000.00	16.75%	16.75%	0.00%	0.00%	0.00%
59.00	56.05	$950.01	16.75%	11.75%	-5.00%	0.00%	-5.00%
59.00	53.10	$899.00	16.75%	6.75%	-10.00%	0.00%	-10.00%
59.00	50.15	$849.99	16.75%	1.75%	-15.00%	0.00%	-15.00%
59.00	47.20	$799.99	16.75%	-3.25%	-20.00%	0.00%	-20.00%
59.00	44.25	$749.99	16.75%	-8.25%	-25.00%	0.00%	-25.00%
59.00	41.30	$699.99	16.75%	-13.25%	-30.00%	0.00%	-30.00%
59.00	38.35	$649.99	16.75%	-18.25%	-35.00%	0.00%	-35.00%
59.00	35.40	$600.00	16.75%	-23.25%	-40.00%	0.00%	-40.00%
59.00	32.45	$550.00	16.75%	-28.25%	-45.00%	0.00%	-45.00%
59.00	29.50	$500.00	16.75%	-33.25%	-50.00%	0.00%	-50.00%
59.00	26.55	$450.00	16.75%	-38.25%	-55.00%	0.00%	-55.00%

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

The following table sets forth, on a per share basis, the high and low Closing Prices, as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 28, 2002	10.85	6.41	10.85	September 30, 2004	29.12	19.61	29.12
June 28, 2002	11.53	4.88	6.20	December 31, 2004	31.42	19.74	24.97
September 30, 2002	8.70	5.83	6.56	March 31, 2005	28.09	21.45	27.80
December 31, 2002	14.00	6.03	10.15	June 30, 2005	28.75	23.70	23.73
March 31, 2003	11.80	7.58	8.41	September 30, 2005	48.25	23.64	48.25
June 30, 2003	20.60	8.30	20.18	December 30, 2005	65.14	46.37	62.82
September 30, 2003	33.45	20.84	31.87	March 31, 2006	77.22	53.06	57.52
December 31, 2003	42.49	27.63	30.57	June 30, 2006	65.54	49.92	50.98
March 31, 2004	36.24	28.31	28.37	September 29, 2006	58.92	37.51	53.54
June 30, 2004	32.65	20.08	21.69	October 1, 2006 to October 13, 2006	59.16	53.23	59.16

Valero Energy Corporation (“VLO”)

Assumptions:

•
Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

•	Initial Level: $53.50
•	Contingent Protection Percentage: 80%
•	Contingent Protection Level: $42.80 ($53.50 x 80%)
•	Exchange Ratio: 18 ($1,000/$53.50)
•	Coupon: 12.00% per annum, paid semi-annually ($60.00 per semester) in arrears.
•
The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The 1-year total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or the incurrence of any brokerage fees or charges, would increase the total return on the Notes relative to the total return of the Reference Asset.

•	Maturity: One year
•	Dividend and dividend yield on the Reference Asset: $0.32 and 0.60% per annum.

Example 1 - On the Calculation Date, the Final Level of $64.20 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Level was ever reached or breached, plus two interest payments of $60.00 each, for payments totaling $1,120.00. If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $1,206.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 12.00% return with an investment in the Notes and a 20.60% return with a direct investment in the Reference Asset.

Example 2 - On the Calculation Date, the Final Level of $48.15 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Level. As discussed in example 1 above, an investor would receive total payments of $1,120.00, earning a 12.00% return over the term of the Notes. A direct investment in the Reference Asset during that same one-year time period would have generated a return of $906.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 12.00% return with an investment in the Notes and incurred a loss of 9.40% with a direct investment in the Reference Asset.

Example 3 - On the Calculation Date, the Final Level of $34.78 is below the Initial Level and also is below the Contingent Protection Level. At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus the two interest payments of $60.00, which is 18 shares (worth $34.78 each) plus $24.07 (the Fractional Share Cash Amount) plus $120.00 (two interest payments of $60.00 each). The cash equivalent equals $770.11. If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $656.09 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 22.99%, while a direct investment in the Reference Asset would have resulted in a loss of 34.39%.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Level Before the Calculation Date
		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	1-Year Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	1-Year Total Return
53.50	69.55	$1,000.00	12.00%	12.00%	30.00%	0.60%	30.60%
53.50	66.88	$1,000.00	12.00%	12.00%	25.01%	0.60%	25.61%
53.50	64.20	$1,000.00	12.00%	12.00%	20.00%	0.60%	20.60%
53.50	61.53	$1,000.00	12.00%	12.00%	15.01%	0.60%	15.61%
53.50	58.85	$1,000.00	12.00%	12.00%	10.00%	0.60%	10.60%
53.50	56.18	$1,000.00	12.00%	12.00%	5.01%	0.60%	5.61%
53.50	53.50	$1,000.00	12.00%	12.00%	0.00%	0.60%	0.60%
53.50	50.83	$1,000.00	12.00%	12.00%	-4.99%	0.60%	-4.39%
53.50	48.15	$1,000.00	12.00%	12.00%	-10.00%	0.60%	-9.40%

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Does Equal or Fall Below the Contingent Protection Level Before the Calculation Date
		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	1-Year Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	1-Year Total Return
53.50	69.55	$1,000.00	12.00%	12.00%	30.00%	0.60%	30.60%
53.50	66.88	$1,000.00	12.00%	12.00%	25.01%	0.60%	25.61%
53.50	64.20	$1,000.00	12.00%	12.00%	20.00%	0.60%	20.60%
53.50	61.53	$1,000.00	12.00%	12.00%	15.01%	0.60%	15.61%
53.50	58.85	$1,000.00	12.00%	12.00%	10.00%	0.60%	10.60%
53.50	56.18	$1,000.00	12.00%	12.00%	5.01%	0.60%	5.61%
53.50	53.50	$1,000.00	12.00%	12.00%	0.00%	0.60%	0.60%
53.50	50.83	$950.11	12.00%	7.01%	-4.99%	0.60%	-4.39%
53.50	48.15	$900.02	12.00%	2.00%	-10.00%	0.60%	-9.40%
53.50	45.48	$850.11	12.00%	-2.99%	-14.99%	0.60%	-14.39%
53.50	42.80	$800.02	12.00%	-8.00%	-20.00%	0.60%	-19.40%
53.50	40.13	$750.11	12.00%	-12.99%	-24.99%	0.60%	-24.39%
53.50	37.45	$700.02	12.00%	-18.00%	-30.00%	0.60%	-29.40%
53.50	34.78	$650.11	12.00%	-22.99%	-34.99%	0.60%	-34.39%
53.50	32.10	$600.01	12.00%	-28.00%	-40.00%	0.60%	-39.40%
53.50	29.43	$550.11	12.00%	-32.99%	-44.99%	0.00%	-44.39%
53.50	26.75	$500.01	12.00%	-38.00%	-50.00%	0.00%	-49.40%
53.50	24.08	$450.10	12.00%	-42.99%	-54.99%	0.00%	-54.39%

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

The following table sets forth, on a per share basis, the high and low Closing Prices as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 28, 2002	11.94	9.31	11.94	September 30, 2004	19.84	15.92	19.84
June 28, 2002	11.83	8.75	9.04	December 31, 2004	23.60	19.78	22.50
September 30, 2002	9.18	6.42	6.42	March 31, 2005	36.66	20.90	36.36
December 31, 2002	9.13	5.69	8.98	June 30, 2005	40.24	30.16	39.33
March 31, 2003	10.20	8.05	10.09	September 30, 2005	57.79	39.63	56.27
June 30, 2003	10.20	8.67	8.88	December 30, 2005	57.76	46.26	51.41
September 30, 2003	9.82	8.68	9.38	March 31, 2006	62.61	49.64	59.63
December 31, 2003	11.50	9.26	11.39	June 30, 2006	68.93	55.68	66.44
March 31, 2004	14.98	13.50	14.77	September 29, 2006	67.37	48.15	51.47
June 30, 2004	18.34	13.87	18.21	October 1, 2006 to October 13, 2006	53.59	48.17	53.59

JetBlue Airways Corporation (“JBLU”)

Assumptions:
•
Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

•	Initial Level: $10.10
•	Contingent Protection Percentage: 70%
•	Contingent Protection Level: $7.07 ($10.00 x 70%)
•	Exchange Ratio: 99 ($1,000/$10.10)
•	Coupon: 17.00% per annum, paid semi-annually in arrears ($85.00 to be paid on the Maturity Date).
•
The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The six-month total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or the incurrence of any brokerage fees or charges, would increase the total return on the Notes relative to the total return of the Reference Asset.

•	Maturity: Six months
•	Dividend and dividend yield on the Reference Asset: No dividend distributed.

Example 1 - On the Calculation Date, the Final Level of $12.12 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Level was ever reached or breached, plus the interest payment of $85.00 for payments totaling $1,085.00. If you had invested directly in the Reference Asset for the same six-month period, you would have received total cash payments of $1,200.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. You would have earned a 8.50% return with an investment in the Notes and a 20.00% return with a direct investment in the Reference Asset.

Example 2 - On the Calculation Date, the Final Level of $9.09 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Level. As discussed in example 1 above, an investor would receive total payments of $1,085.00, earning a 8.50% return over the term of the Notes. A direct investment in the Reference Asset during that same six-month period would have generated a return of $900.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. You would have earned a 8.50% return with an investment in the Notes and incurred a loss of 10.00% with a direct investment in the Reference Asset.

Example 3 - On the Calculation Date, the Final Level of $6.57 is below the Initial Level and also is below the Contingent Protection Level. At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus the interest payment of $85.00, which is 99 shares (worth $6.57 each) plus $0.07 (the Fractional Share Cash Amount) plus $85.00. The cash equivalent equals $735.50. If you had invested directly in the Reference Asset for the same six-month period, you would have received total cash payments of $650.50 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 26.45%, while a direct investment in the Reference Asset would have resulted in a loss of 34.95%.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Level Before the Calculation Date
		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	6-Month Total Return	Percentage Change in Value of Reference Asset	6-Month Dividend Yield	6-Month Total Return
10.10	12.63	$1,000.00	8.50%	8.50%	25.05%	0.00%	25.05%
10.10	12.12	$1,000.00	8.50%	8.50%	20.00%	0.00%	20.00%
10.10	11.62	$1,000.00	8.50%	8.50%	15.05%	0.00%	15.05%
10.10	11.11	$1,000.00	8.50%	8.50%	10.00%	0.00%	10.00%
10.10	10.61	$1,000.00	8.50%	8.50%	5.05%	0.00%	5.05%
10.10	10.10	$1,000.00	8.50%	8.50%	0.00%	0.00%	0.00%
10.10	9.60	$1,000.00	8.50%	8.50%	-4.95%	0.00%	-4.95%
10.10	9.09	$1,000.00	8.50%	8.50%	-10.00%	0.00%	-10.00%
10.10	8.59	$1,000.00	8.50%	8.50%	-14.95%	0.00%	-14.95%

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Does Equal or Fall Below the Contingent Protection Level Before the Calculation Date
		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	6-Month Total Return	Percentage Change in Value of Reference Asset	6-Month Dividend Yield	6-Month Total Return
10.10	12.63	$1,000.00	8.50%	8.50%	25.05%	0.00%	25.05%
10.10	12.12	$1,000.00	8.50%	8.50%	20.00%	0.00%	20.00%
10.10	11.62	$1,000.00	8.50%	8.50%	15.05%	0.00%	15.05%
10.10	11.11	$1,000.00	8.50%	8.50%	10.00%	0.00%	10.00%
10.10	10.61	$1,000.00	8.50%	8.50%	5.05%	0.00%	5.05%
10.10	10.10	$1,000.00	8.50%	8.50%	0.00%	0.00%	0.00%
10.10	9.60	$950.50	8.50%	3.55%	-4.95%	0.00%	-4.95%
10.10	9.09	$900.00	8.50%	-1.50%	-10.00%	0.00%	-10.00%
10.10	8.59	$850.50	8.50%	-6.45%	-14.95%	0.00%	-14.95%
10.10	8.08	$800.00	8.50%	-11.50%	-20.00%	0.00%	-20.00%
10.10	7.58	$750.50	8.50%	-16.45%	-24.95%	0.00%	-24.95%
10.10	7.07	$700.00	8.50%	-21.50%	-30.00%	0.00%	-30.00%
10.10	6.57	$650.50	8.50%	-26.45%	-34.95%	0.00%	-34.95%
10.10	6.06	$600.00	8.50%	-31.50%	-40.00%	0.00%	-40.00%
10.10	5.56	$550.50	8.50%	-36.45%	-44.95%	0.00%	-44.95%
10.10	5.05	$500.00	8.50%	-41.50%	-50.00%	0.00%	-50.00%
10.10	4.55	$450.50	8.50%	-46.45%	-54.95%	0.00%	-54.95%

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

The following table sets forth on a per share basis the high and low Closing Prices, as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	16.15	12.44	13.50	December 31, 2004	17.20	13.59	15.48
September 30, 2002	14.12	10.78	11.95	March 31, 2005	15.32	11.52	12.69
December 31, 2002	12.42	8.93	12.00	June 30, 2005	15.31	12.31	13.63
March 31, 2003	13.14	10.59	12.32	September 30, 2005	15.17	11.69	11.73
June 30, 2003	18.80	12.11	18.80	December 30, 2005	15.69	11.53	15.38
September 30, 2003	27.61	18.64	27.10	March 31, 2006	14.74	9.72	10.72
December 31, 2003	31.23	17.24	17.68	June 30, 2006	12.85	8.95	12.14
March 31, 2004	19.28	13.73	16.86	September 29, 2006	12.31	9.27	9.27
June 30, 2004	20.23	16.21	19.59	October 1, 2006 to October 13, 2006	10.36	9.27	10.14
September 30, 2004	19.15	13.71	13.95

Dell, Inc. (“DELL”)

Assumptions:
•
Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

•	Initial Level: $24.00
•	Contingent Protection Percentage: 80%
•	Contingent Protection Level: $19.20 ($24.00 x 80%)
•	Exchange Ratio: 41 ($1,000/$24)
•	Coupon: 12.00% per annum, paid semi-annually in arrears ($60.00 to be paid on the Maturity Date).
•
The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The six-month total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or the incurrence of any brokerage fees or charges, would increase the total return on the Notes relative to the total return of the Reference Asset.

•	Maturity: Six months
•	Dividend and dividend yield on the Reference Asset: No dividend distributed.

Example 1 - On the Calculation Date, the Final Level of $28.80 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Level was ever reached or breached, plus the interest payment of $60.00, for payments totaling $1,060.00. If you had invested directly in the Reference Asset for the same six-month period, you would have received total cash payments of $1,200.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. You would have earned a 6.00% return with an investment in the Notes and a 20.00% return with a direct investment in the Reference Asset.

Example 2 - On the Calculation Date, the Final Level of $21.60 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Level. As discussed in example 1 above, an investor would receive total payments of $1,060.00, earning a 6.00% return over the term of the Notes. A direct investment in the Reference Asset during that same six-month time period would have generated a return of $900.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. You would have earned a 6.00% return with an investment in the Notes and incurred a loss of 10.00% with a direct investment in the Reference Asset.

Example 3 - On the Calculation Date, the Final Level of $16.80 is below the Initial Level and also is below the Contingent Protection Level. At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus the interest payment of $60.00, which is 41 shares (worth $16.80 each) plus $11.21 (the Fractional Share Cash Amount) plus $60.00. The cash equivalent equals $760.01. If you had invested directly in the Reference Asset for the same six-month period, you would have received total cash payments of $700.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 24.00%, while a direct investment in the Reference Asset would have resulted in a loss of 30.00%.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Level Before the Calculation Date
		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	6-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	6-Month Total Return
24.00	30.00	$1,000.00	6.00%	6.00%	25.00%	0.00%	25.00%
24.00	28.80	$1,000.00	6.00%	6.00%	20.00%	0.00%	20.00%
24.00	27.60	$1,000.00	6.00%	6.00%	15.00%	0.00%	15.00%
24.00	26.40	$1,000.00	6.00%	6.00%	10.00%	0.00%	10.00%
24.00	25.20	$1,000.00	6.00%	6.00%	5.00%	0.00%	5.00%
24.00	24.00	$1,000.00	6.00%	6.00%	0.00%	0.00%	0.00%
24.00	22.80	$1,000.00	6.00%	6.00%	-5.00%	0.00%	-5.00%
24.00	21.60	$1,000.00	6.00%	6.00%	-10.00%	0.00%	-10.00%
24.00	20.40	$1,000.00	6.00%	6.00%	-15.00%	0.00%	-15.00%

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Does Equal or Fall Below the Contingent Protection Level Before the Calculation Date
		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	6-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	6-Month Total Return
24.00	30.00	$1,000.00	6.00%	6.00%	25.00%	0.00%	25.00%
24.00	28.80	$1,000.00	6.00%	6.00%	20.00%	0.00%	20.00%
24.00	27.60	$1,000.00	6.00%	6.00%	15.00%	0.00%	15.00%
24.00	26.40	$1,000.00	6.00%	6.00%	10.00%	0.00%	10.00%
24.00	25.20	$1,000.00	6.00%	6.00%	5.00%	0.00%	5.00%
24.00	24.00	$1,000.00	6.00%	6.00%	0.00%	0.00%	0.00%
24.00	22.80	$950.00	6.00%	1.00%	-5.00%	0.00%	-5.00%
24.00	21.60	$900.00	6.00%	-4.00%	-10.00%	0.00%	-10.00%
24.00	20.40	$850.01	6.00%	-9.00%	-15.00%	0.00%	-15.00%
24.00	19.20	$800.01	6.00%	-14.00%	-20.00%	0.00%	-20.00%
24.00	18.00	$750.01	6.00%	-19.00%	-25.00%	0.00%	-25.00%
24.00	16.80	$700.01	6.00%	-24.00%	-30.00%	0.00%	-30.00%
24.00	15.60	$650.01	6.00%	-29.00%	-35.00%	0.00%	-35.00%
24.00	14.40	$600.00	6.00%	-34.00%	-40.00%	0.00%	-40.00%
24.00	13.20	$550.00	6.00%	-39.00%	-45.00%	0.00%	-45.00%
24.00	12.00	$500.00	6.00%	-44.00%	-50.00%	0.00%	-50.00%
24.00	10.80	$450.00	6.00%	-49.00%	-55.00%	0.00%	-55.00%

The following table sets forth on a per share basis the high and low Closing Prices, as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 28, 2002	29.64	23.76	26.11	September 30, 2004	36.18	33.12	35.60
June 28, 2002	27.95	22.33	26.14	December 31, 2004	42.39	34.25	42.14
September 30, 2002	28.43	22.61	23.51	March 31, 2005	41.82	38.04	38.42
December 31, 2002	30.94	24.64	26.74	June 30, 2005	40.77	34.83	39.51
March 31, 2003	28.78	22.86	27.31	September 30, 2005	41.54	33.37	34.20
June 30, 2003	32.46	27.21	31.96	December 30, 2005	33.97	28.85	29.99
September 30, 2003	34.91	30.92	33.39	March 31, 2006	32.00	28.90	29.76
December 31, 2003	36.99	32.65	33.96	June 30, 2006	29.85	23.63	24.41
March 31, 2004	36.02	31.14	33.62	September 29, 2006	24.59	19.94	22.84
June 30, 2004	36.67	34.03	35.82	October 1, 2006 to October 13, 2006	23.97	22.72	23.97

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements the section entitled “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement and supersedes it to the extent inconsistent therewith but is subject to the limitations and qualifications set forth therein. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion, when read together with the section entitled, “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement, summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the Reference Assets to you at maturity for an amount equal to the principal amount of the Note, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the principal amount of the Note and the value of the Reference Assets otherwise deliverable under the Put Option), and a deposit with us of cash (the “Deposit”) in an amount equal to the “issue price” (as described in the prospectus supplement) of your Notes to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach and pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. The description below of the Reference Asset includes a chart that indicates the portion of each interest payment that represents the yield on the Deposit and the Put Premium, assuming that the issue price of the Notes is par. You may contact Bill Bamber at (212) 272-6635 for the issue price of the Notes.

We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations —Tax Treatment of the Deposit on Notes with a Term of One Year or Less” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible and the timing and character of income in respect of the Notes might differ from the treatment described above. For example, the Notes could be treated as short-term obligations rather than a Put Option and a Deposit.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

Reference Asset	Term to Maturity	Coupon Rate, per Annum	Yield on the Deposit, per Annum	Put Premium, per Annum
SanDisk Corporation	1-year	[16.75]%	[●]%	[●]%
Valero Energy Corporation	1-year	[12.00]%	[●]%	[●]%
JetBlue Airways Corporation	6-months	[17.00]%	[●]%	[●]%
Dell, Inc.	6-months	[12.00]%	[●]%	[●]%

BEAR, STEARNS & CO. INC.